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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35709, 333-35707, 333-45155, 333-45227 and 333-49405
on Form S-3, and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322,
33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175, 333-09633,
333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2, 333-42549,
333-45183 and 333-47537 on Form S-8 of our report dated 23 October 1998, related to the consolidated financial statements of National Parking Corporation Limited included in Cendant Corporation's current report on Form 8-K to be dated on or about 4 November 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement.

/s/ DELOITTE & TOUCHE

DELOITTE & TOUCHE
London, England

4 November 1998